UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         STRONG LARGE CAP GROWTH FUND, INC.

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.)  Title of each class of securities to which transaction applies:

        2.)  Aggregate number of securities to which transaction applies:

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

        4.)  Proposed maximum aggregate value of transaction:

        5.)  Total fee paid:


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                           ACQUISITION TALKING POINTS

o May 26th, Strong and Wells Fargo enter into an agreement in which Wells Fargo would purchase the investment management arrangements of Strong Financial Corporation, subject to approval by the Strong Fund Board of Directors/Trustees and shareholders
o Wells Fargo is a large financial services company with $397 B in assets and is the only AAA rated bank in the country
o In the middle of August, the Strong Fund Board of Directors/Trustees approved several proposals, including the reorganization of Strong Funds into certain Wells Fargo Funds, subject to shareholder approval.
o Shareholders of record on 10/1 are eligible to vote on the fund reorganizations and other proposals. Clients of the Retirement Plan Services Division, will have their shares voted by the plan sponsor
o The Wells Fargo Funds have filed a preliminary combined prospectus/proxy statement with the SEC, which is expected to be sent to record date shareholders in late October. Shareholders should read it in its entirety when it becomes available because it will contain important information about the proposals, who is soliciting the proxy, those who may have an interest in the proposals, and related matters. Copies of the proxy statement, when available, and other documents filed by the Strong Funds and Wells Fargo Funds, such as annual, quarterly, and special reports, filed with the SEC may be obtained at WWW.SEC.GOV and at the SEC's public reference rooms in Washington D.C., New York City, and Chicago. You may contact the SEC at 1-800-732-0330 for further information. Filings with the SEC are also available to the public from commercial document retrieval services. The Wells Fargo Funds, the Strong Funds, and their directors, trustees and officers will be soliciting proxies from Strong Fund shareholders in favor of the proposals.
o On December 10th, the Strong Fund shareholder meeting will take place and at this meeting the results of the vote will be tallied and the decision will be made regarding the acquisition
o Assuming a successful shareholder vote, the corporate transaction is expected to occur on 12/31/04. At that time, Wells Fargo would become the investment advisor to the Strong Funds
o Assuming a successful vote, over the weekend of 12/31/04, your retirement plan will transition over to the Wells Fargo recordkeeping platform. After the close of business (3:00 pm CST) on 12/31, all of the retirement plans will be frozen for transactional purposes. All assets and records will be transferred to Wells Fargo. All accounts will be balanced and reconciled on Monday 1/3. All accounts will be live and running on the Wells Fargo platform on Tuesday 1/4.
o Mid December, all participants will receive a mailing that provides information on how to access their accounts once they are transferred to Wells Fargo.
o    In April 2005, fund reorganizations are expected to occur.

STRONG FUNDS THAT MAY BE AFFECTED

If Fund shareholders approve the proposals,  the following is expected:

o    Strong Advisor Small Cap Value - no change to the PM
o    Strong Opportunity - no change to the PM
o    Strong Growth - current PM will remain, additional co-manager will be added
o Strong Advisor Bond - will be merged into the Wells Fargo-Montgomery Total Return Bond Fund
o Strong Life Stage Funds -Changes to the underlying fund line up still being determined.

CHANGES

o    Wells Fargo systems and tools - same basic functionality

o    Call center hours change to 7am-10pm CST